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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form F-1 of our report dated July 19, 2019 relating to the consolidated financial statements of GFL Environmental Holdings Inc. (new) and subsidiaries ("Successor") as of December 31, 2018 and of GFL Environmental Holdings Inc. (old) and subsidiaries ("Predecessor") as of December 31, 2017 and for the period from June 1, 2018 to December 31, 2018 (Successor), the period from January 1, 2018 to May 31, 2018 and the years ended December 31, 2017 and 2016 (Predecessor) appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

/s/ Deloitte LLP
Chartered Professional Accounts
Licensed Public Accountants
Toronto, Canada
July 19, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM